Exhibit 10.4
NONQUALIFIED STOCK OPTION AGREEMENT
FINGERHUT DIRECT MARKETING, INC.
2005 NON-EMPLOYEE DIRECTORS PLAN
     THIS AGREEMENT, made effective as of this ____ day of ___________ 2005 (the “Issue Date”) by and between Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and ______________________ (“Optionee”).
W I T N E S S E T H:
     WHEREAS, Optionee on the date hereof is a member of the Board of Directors of the Company; and
     WHEREAS, the Company wishes to grant a nonqualified stock option to Optionee to purchase shares of the Company’s Common Stock pursuant to the Company’s 2005 Non-Employee Directors Plan (the “Plan”); and
     WHEREAS, the Board of Directors of the Plan has authorized the grant of a nonqualified stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $0.80 per share;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of _______________________ (_____) shares of Common Stock at an exercise per share price of $_____ on the terms and conditions set forth herein, and subject to adjustment pursuant to the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.
     2. Duration and Exercisability.
          a. General. The term during which this Option may be exercised shall terminate on a date which is ten (10) years from the Issue Date (the “Expiration Date”), except as otherwise provided herein. This Option shall become exercisable according to the following schedule:

Vesting Date	Percentage of Shares
______________, 2006	25%
______________, 2007	25%
______________, 2008	25%
______________, 2009	25%

     Once the Option becomes exercisable to the extent of any of the aggregate number of shares specified above, Optionee may continue to exercise this Option with respect to such shares under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.
          b. Termination of Option. This Option terminates and is no longer exercisable when the Optionee ceases to be a member of the Board, except that if the Optionee ceases to be a member of the Board by reason of death or total disability and has served as a director for at least 12 continuous months since the date of the grant, the Option will become immediately exercisable in full (i.e. fully vested) and remain exercisable until the earlier of the expiration of three years or the remaining term of the Option, and if the Optionee ceases to be a member of the Board for any other reason, the Option will remain exercisable to the extent that it was exercisable (i.e. only to the extent already vested) on the date the Optionee ceased to be a member of the Board until the earlier of the expiration of one year or the remaining term of the Option.
     3. Manner of Exercise.
          a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Board of Directors may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option exercise price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.
          b. Form of Payment. Subject to approval by the Board of Directors, payment of the option price by Optionee shall be in the form of cash, personal check, certified check or mature, previously-acquired shares of Common Stock of the Company, broker-assisted exercise, or any combination thereof; provided, however, that Optionee shall not be permitted to pay the option price in the form of a broker-assisted exercise or in the form of mature, previously-acquired shares of Common Stock until after the effective date of an initial public offering of the Company’s Common Stock; and provided, further, that Optionee shall not be permitted to pay the option price in the form of a broker-assisted exercise or in the form of mature, previously-acquired shares of Common Stock if payment in such form will cause the Company to recognize a compensation expense under generally accepted accounting principles. Any stock tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes of this Agreement, “mature, previously-acquired shares of Common Stock” and “broker-assisted exercise” shall have the meaning set forth in the Plan. The Board of Directors may, in its discretion, permit Optionee to tender such mature, previously-acquired shares through the actual delivery of such shares or through attestation of ownership on such forms as the Board of Directors may prescribe.

For purposes of this Agreement, “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.
          c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     4. Miscellaneous.
          a. Limitation of Rights as a Director and Stockholder. This Agreement shall not confer on Optionee any right with respect to continued service on the Board of Directors of the Company. Optionee shall have no rights as a stockholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in the Plan.
          b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to the Plan, certain changes in the number or character of the Common Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee’s rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

          d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          e. Nontransferability. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee’s guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.
          f. 2005 Non-Employee Directors Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan and any corresponding action by the Board of Directors. The Plan and the actions of the Board of Directors govern this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan (as administered by the Board) and this Agreement, the Plan (including any Board action) shall govern, except as the Plan otherwise provides.
          g. Lockup Period Limitation. Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          h. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and it is determined that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, and such determination is affirmed by the Board of Directors, unless the Board of Directors determines otherwise, (i) the exercisability of this Option and the date on which this Option must be exercised shall be accelerated, provided that the Company agrees to give Optionee 15 days’ prior written notice of such acceleration, and (ii) any portion of this Option or any other option granted to Optionee pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering shall be canceled. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.
          i. Accounting Compliance. Optionee agrees that, if a merger, reorganization, liquidation or other “transaction” as defined in the Plan occurs, and Optionee is an “affiliate” of the Company (as defined in applicable legal and accounting principles) at the time of such transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

          j. Right of First Refusal.
               (i) Notice to Company. Optionee shall not sell, assign, give, bequest or otherwise transfer or dispose of any shares of Common Stock acquired through the exercise of this Option without first giving written notice to the Company of Optionee’s intent to sell, transfer or otherwise dispose of such Stock. Such notice shall specify the number of shares of Common Stock Optionee intends to sell or transfer. The Company shall have the right to repurchase all or any portion of such Stock at any time within thirty (30) days after the date it receives such notice of sale at a price determined pursuant to Paragraph 4(k)(iii) below.
               (ii) Exercise of Right.
                    A. The Company shall notify Optionee, in writing, of its exercise of its right to repurchase all or a portion of the Stock specified in Optionee’s notice of sale or other transfer. Such notice shall be signed by a member of the Board.
                    B. The Company’s election to exercise its right to repurchase all or a portion of the Stock specified in Optionee’s notice shall be approved by a majority vote of the Board, or by written resolution of all members of the Board entitled to participate in such action, provided that the Board may authorize a standing order electing to repurchase all shares tendered during a stipulated time period. In no event shall Optionee participate in the Company’s election to exercise its right to repurchase Optionee’s Stock in an individually authorized transaction if he is a member of the Board.
                    C. As promptly as practicable after the Company’s exercise of its right to repurchase all or a portion of the Stock specified in the Optionee’s notice, the Company shall deliver to Optionee a lump-sum cash payment equal to the purchase price determined under Paragraph 4(k)(iii) below, and Optionee shall deliver the stock certificates representing such Stock, properly endorsed for transfer in blank, to the Company for cancellation.
                    D. If the Board notifies Optionee, in writing, that the Company will not exercise its right to repurchase all or any portion of the Stock specified in Optionee’s notice, or if the Board fails to exercise the Company’s right to repurchase such Stock during the thirty-day period described above, the Company’s right to repurchase such Stock will lapse and Optionee shall have the right to sell or transfer the Stock specified in Optionee’s notice for a period of sixty (60) days thereafter, subject to any restrictions imposed by applicable securities laws. If Optionee does not sell or transfer such stock within this sixty-day period, all of the provisions of this Paragraph 4(k) shall again apply.
                    E. If the Board notifies Optionee, in writing, that the Company will not exercise its right to repurchase all or any portion of the stock specified in Optionee’s notice, or if the Board fails to exercise the Company’s right to repurchase such stock during the thirty-day period described above, and all or any portion of such stock is subsequently sold or otherwise transferred, the restrictions contained in this Paragraph 4(k) shall not apply to the stock so transferred.

               (iii) Purchase Price for Stock. If the Company exercises its right to repurchase all or any portion of the Stock specified in Optionee’s notice, the Company shall pay Optionee an amount equal to the greater of: (A) the price offered in the proposed transaction giving rise to such right of repurchase, and (B) the Fair Market Value (as defined in Paragraph 3(b) hereof) of the Company’s Common Stock, as defined in the Plan, as of the date the Company received Optionee’s notice of sale or other transfer.
               (iv) Investor Required Agreements. If in connection with the consummation of an equity financing by the Company other than a public offering by the Company, the equity investor or investors require as a condition to their making an investment in the Company that one or more groups of optionees, with respect to shares of stock that may be owned by Optionee, enter into buy-sell, voting, co-sale, right of first refusal or other agreements with the Company and/or such investor or investors, and if the Optionee is a member of such group or groups of optionees, upon written request of the Company, the Optionee agrees to enter into such agreement or agreements, provided, however, that, without Optionee’s consent, which consent shall not be unreasonably withheld, any rights of first refusal or other call options on Optionee’s shares shall not be a price materially lower than the price that would apply under Paragraph 4(k)(iii) above.
               (iv) Initial Public Offering. The provisions of this Paragraph 4(k) shall no longer apply on the effective date of an initial public offering of the Company’s Common Stock.
          k. Stock Legend. The Board of Directors may require that the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee’s successors) shall bear an appropriate legend to reflect the transfer restrictions contained in this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable any of such restrictions.
          l. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company, its affiliates and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 2 or Paragraph 4(f) above.
     5. Change of Control.
          a. No Acceleration. The exercisability of this Option shall not accelerate upon a Change of Control of the Company if (i) Optionee’s service on the Board of Directors continues with the surviving entity immediately following such Change of Control and (ii) the surviving entity assumes this Option or replaces this Option with an option for an equivalent number of such entity’s voting securities and substantially similar terms, including but not limited to the vesting period set forth in Paragraph 2 and a ratio of exercise price to fair market value that is equivalent to such ratio under this Option immediately prior to such Change of Control.
          b. Acceleration. Notwithstanding anything in the Plan or this Agreement to the contrary, if in connection with a Change of Control, the terms of Paragraph 5(a)(i) and (ii) are not met, then this Option shall become immediately exercisable upon such Change of Control to the extent of 100% of the aggregate number of shares specified in Paragraph 1, minus any shares or securities previously purchased by Optionee, and shall remain exercisable until the earliest of (i) the expiration date stated in Paragraph 2(a) above, or (ii) the date determined by the Board in connection with the terms of the Plan (including, without limitation, upon consummation of the Change of Control, if so determined by the Board). If Optionee does not exercise this Option or the replacement option, as the case may be, within the time specified in this Paragraph 5(b), all rights of Optionee under this Option or the replacement option shall be forfeited.
          c. Defined. For purposes of this Paragraph 5, a “Change of Control” means:
               i. The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than twenty percent (20%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporation;
               ii. A liquidation of the Company.
               iii. A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an affiliate of the Company; or
               iv. The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Corporation representing, in the aggregate, eighty percent (80%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a change of control will not be deemed to occur if such acquisition is initiated by Optionee or an entity in which Optionee owns eighty percent (80%) or more of the total combined voting power of all classes of such entity’s securities, or if Optionee or such entity is a member of the group of associated persons or entities acting in concert.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FINGERHUT DIRECT MARKETING, INC.
By:
Its:

Optionee

RESTRICTED STOCK AWARD AGREEMENT
FINGERHUT DIRECT MARKETING, INC.
2005 NON-EMPLOYEE DIRECTORS PLAN
     THIS AGREEMENT, made effective as of this _______ day of ________, 20__ (the “Grant Date”) by and between Fingerhut Direct Marketing, Inc., a Delaware Company (the “Company”), and ______________________ (“Participant”).
WITNESSETH:
     WHEREAS, Participant on the date hereof is a member of the Board of Directors of the Company; and
     WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2005 Non-Employee Directors Equity Compensation Plan (the “Plan”); and
     WHEREAS, the Board of Directors has authorized the grant of a restricted stock award to Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The Company hereby grants to Participant on the Grant Date a restricted stock award (the “Award”) for ______________ shares of the Company’s common stock (the “Shares”) on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 4(b) of the Plan. The Company shall cause to be issued a stock certificate representing such Shares in Participant’s name, and shall deliver such certificate to Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in this Agreement and providing for the cancellation and return of such certificate if such Shares are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the Shares subject to this Award have been forfeited pursuant to Section 2 below, Participant shall be entitled to vote the Shares and shall receive all dividends attributable to such Shares, but Participant shall not have any other rights as a shareholder with respect to such Shares.
     2. Vesting of Restricted Stock.
a. The Shares subject to this Award shall remain forfeitable as provided in Section 2(b) and subject to the restrictions on transfer specified in Section 2(c) until the vesting dates set forth below:

Vesting Date	Number of Shares
25%

25%

25%

25%

          b. This Award terminates and all unvested Shares will be forfeited to the Company when the Participant ceases to be a member of the Board, except that the Award will immediately vest in full and the risk of forfeiture and the transfer restrictions of section 2(c) of this Agreement shall lapse: (i) if the Participant ceases to be a member of the Board by reason of death or total disability and has served as a director for at least 12 continuous months since the Grant Date, or (ii) under the circumstances specified in Section 4(a) of this Agreement.
          c. Unless and until the Shares vest as provided in this Agreement, such Shares may not be transferred, sold, assigned, pledged, alienated, attached or otherwise encumbered (collectively, a “Transfer”), and any purported Transfer will be void and unenforceable against the Company. No attempt to transfer any unvested Shares, whether voluntary or involuntary, shall vest the purported transferee with any interest or right in or with respect to such Shares.
3. Miscellaneous.
          a. Limitation of Rights as a Director. This Agreement shall not confer on Participant any right with respect to continued service on the Board of Directors of the Company, nor will it interfere in any way with any right of the Company or its stockholders to terminate such service.
          b. Securities Law Compliance. Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws. Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all shares of Stock subject to this Agreement shall be held until such time that such shares are registered and freely tradable under applicable state and federal securities laws for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect, and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 4(b) of the Plan, certain changes in the number or character of the shares of the Company’s common stock shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to shares of Stock subject to this Agreement.
          e. Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          f. Amended and Restated 2005 Non-Employee Directors Equity Compensation Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan and the actions of the Board of Directors pursuant to the Plan govern this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan (as administered by the Board) and this Agreement, the Plan (including any Board action) shall govern.
          g. Lockup Period Limitation. Notwithstanding anything in the Plan to the contrary, the Participant agrees that, subject to any early release provisions that apply generally to stockholders of the Company, the Participant will not, if reasonably requested by the managing underwriter, for a period of up to 180 days following the effective date of a registration statement for an initial public offering of the Company’s common stock, sell, offer to sell, grant any option for the sale of or otherwise dispose of any shares of the Company’s common stock, including the Shares subject to this Award, without the prior written consent of the managing underwriter or its representative(s).
          h. Accounting Compliance. Participant agrees that if a merger, reorganization, liquidation or other “transaction” as defined in the Plan occurs, and Participant is an “affiliate” of the Company (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.
          i. Right of First Refusal.
               (i) Notice to Company. Participant shall not sell, assign, give, bequest or otherwise transfer or dispose of any Shares acquired through this Award without first giving written notice to the Company of Participant’s intent to sell, transfer or otherwise dispose of such Shares. Such notice shall specify the number of Shares Participant intends to sell or transfer. The Company shall have the right to repurchase all or any portion of such Shares at any time within thirty (30) days after the date it receives such notice of sale at a price determined pursuant to Section 4(h)(iii) below.
               (ii) Exercise of Right.
                    A. The Company shall notify Participant, in writing, of its exercise of its right to repurchase all or a portion of the Shares specified in Participant’s notice of sale or other transfer. Such notice shall be signed by a member of the Board.
                    B. The Company’s election to exercise its right to repurchase all or a portion of the Shares specified in Participant’s notice shall be approved by a majority vote of the Board, or by written resolution of all members of the Board entitled to participate in such action, provided that the Board may authorize a standing order electing to repurchase all shares of Company common stock tendered during a stipulated time period. In no event shall Participant participate in the Company’s election to exercise its right to repurchase Participant’s Stock in an individually authorized transaction if he is a member of the Board.
                    C. As promptly as practicable after the Company’s exercise of its right to repurchase all or a portion of the Shares specified in the Participant’s notice, the Company shall deliver to Participant a lump-sum cash payment equal to the purchase price determined under Section 4(h)(iii) below, and Participant shall deliver the stock certificates representing such Shares, properly endorsed for transfer in blank, to the Company for cancellation.

                    D. If the Board notifies Participant, in writing, that the Company will not exercise its right to repurchase all or any portion of the Shares specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such Stock during the thirty-day period described above, the Company’s right to repurchase such Shares will lapse and Participant shall have the right to sell or transfer the Shares specified in Participant’s notice for a period of sixty (60) days thereafter, subject to any restrictions imposed by applicable securities laws. If Participant does not sell or transfer such Shares within this sixty-day period, all of the provisions of this Section 4(h) shall again apply.
                    E. If the Board notifies Participant, in writing, that the Company will not exercise its right to repurchase all or any portion of the Shares specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such Shares during the thirty-day period described above, and all or any portion of such Shares is subsequently sold or otherwise transferred, the restrictions contained in this Paragraph 4(h) shall not apply to the Shares so transferred.
               (iii) Purchase Price for Shares. If the Company exercises its right to repurchase all or any portion of the Shares specified in Participant’s notice, the Company shall pay Participant an amount equal to the greater of: (A) the price offered in the proposed transaction giving rise to such right of repurchase, and (B) the Fair Market Value (as defined in Section 5(g) of the Plan) of the Company’s common stock as of the date the Company received Participant’s notice of sale or other transfer.
               (iv) Investor Required Agreements. If in connection with the consummation of an equity financing by the Company other than a public offering by the Company, the equity investor or investors require as a condition to their making an investment in the Company that one or more groups of stockholders, with respect to shares of Company stock that may be owned by such stockholders, enter into buy-sell, voting, co-sale, right of first refusal or other agreements with the Company and/or such investor or investors, and if the Participant is a member of such group or groups of stockholders, upon written request of the Company, the Participant agrees to enter into such agreement or agreements, provided, however, that, without Participant’s consent, which consent shall not be unreasonably withheld, any rights of first refusal or other call options on Participant’s shares shall not be a price materially lower than the price that would apply under Section 4(h)(iii) above.
               v) Initial Public Offering. The provisions of this Paragraph 4(h) shall no longer apply on the effective date of an initial public offering of the Company’s common stock.
          i. Stock Legend. Each certificate representing Shares issued to Participant (or, in the case of death, Participant’s successors) hereunder shall bear the following legend or legend(s) containing n substantially similar information; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable any of such restrictions:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN

OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT. THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AWARD AGREEMENT TO WHICH THE HOLDER HEREOF AND THE COMPANY ARE PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
          j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company, its affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.
4. Change of Control.
          a. When Acceleration Occurs. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event of a “change in control” as defined in section 4(b), the shares of Stock subject to this Award will immediately vest and the risk of forfeiture as set forth in section 2(b) and the transfer restrictions set forth in section 2(c) shall immediately lapse unless (i) Participant’s service on the Board of Directors continues with the surviving entity immediately following such change in control and (ii) the surviving entity assumes this Award or replaces this Award with a restricted stock award for an equivalent number of such entity’s voting securities and on substantially similar terms, including but not limited to the vesting period set forth in Section 2.
          b. Change in Control Defined. For purposes of this Agreement, a “change in control” shall mean any of the following:
               (i) a majority of the directors of the Company shall be persons other than persons:
                    A. for whose election proxies shall have been solicited by the Board of Directors of the Company or
                    B. who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships;
               (ii) 50% or more of the voting power of the outstanding shares of all classes and series of capital stock of the Company entitled to vote in the general election of directors of the Company, voting together as a single class (the “Voting Stock”) is acquired or beneficially owned (as defined in Rule 13d 3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than (A) an entity in connection with a Business Combination in which clauses (x) and (y) of subparagraph (iii) apply, except such an acquisition by the Participant, any group of which the Participant is a member, or any entity of which the Participant is an affiliate (as defined in Rule 12(b)(2) promulgated under the Exchange Act), or (B) a licensed broker/dealer or licensed underwriter who purchases shares of Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public;

               (iii) the consummation of a merger or consolidation of the Company with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, beneficially owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no person, entity or group beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than (1) a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity, or (2) the Participant or any group of which the Participant is a member or any entity of which the Participant is an affiliate); or
               (iv) approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.
               (v) IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FINGERHUT DIRECT MARKETING, INC.
By:

(Participant